Exhibit 99.1

Hercules Technology Announces the Appointment of Robert P. Badavas to the Company’s Board of Directors

Palo Alto, Calif. – March 21, 2006 – Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), a leading debt and equity growth capital provider to technology and life science companies, today announced that Robert P. Badavas has been elected to the company’s board of directors. Mr. Badavas will become the chairman of the audit committee and will be a member of the company’s compensation committee. Allyn Woodward and Joseph Chow, the company’s other independent directors, will also remain on those committees.

Mr. Badavas has more than 30 years of executive level finance and management experience. Currently, he is the president and chief executive officer of TAC Worldwide, an information technology and engineering staffing solutions company. He joined TAC Worldwide in 2003 as executive vice president and chief financial officer. Prior to joining TAC Worldwide, Mr. Badavas held several executive level positions, including chief operating officer at Atlas Venture, a $2+ billion venture capital firm with headquarters in Boston; chief executive officer of Cerulean Technology, a wireless application software company that was sold to Aether Systems in 2000; and senior vice president and chief financial officer of Chipcom, where he played an important role in its successful IPO and subsequent sale to 3Com Corporation for $900 million in 1995.

“Bob is a proven executive with strong financial leadership experience,” said Manuel Henriquez, chairman, president and CEO of Hercules. “His extensive technology industry experience, along with his venture capital knowledge, makes him a great addition to our highly experienced board. We look forward to adding his expertise and valuable insight as we continue to grow our business.”

Mr. Badavas serves on the board of directors of RSA Security Corporation (NASDAQ: RSAS), as chairman of the audit committee, and previously served as a director of Renaissance Corporation, a prominent U.S. staffing company. He also serves as chairman of the board of directors for the Learning Center for Deaf Children in Framingham, MA. He is a CPA and began his career in Boston at Price Waterhouse. Mr. Badavas received his Bachelor of Science degree, with high honors, in Accounting and Finance from Bentley College.

About Hercules Technology Growth Capital:

Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

For more information, please visit http://www.htgc.com. Companies interested in learning more about financing opportunities should contact info@htgc.com or call 650-289-3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060

info@herculestech.com

David Lund, 650.289.3077

dlund@herculestech.com